Exhibit (h)(4)

                                SECOND AMENDMENT

                             TO THE AGENCY AGREEMENT

         This Amendment is made as of the 13th day of March, 2006, to the Agency Agreement listed on Schedule A (the "Agreement") between the Fund listed thereon, on behalf of the Series listed thereon (collectively the "Funds" and each separately a "Fund"), and DWS Scudder Investments Service Company ("Service Company").

     NOW, THEREFORE, in consideration of the mutual promises set forth and for other good and valuable consideration, the parties hereby agree to amend the Agreement as follows:

1.   The following is hereby inserted as a new Section 5 D:


          Reference is made herein to the January 15, 2003 agreement, by and between DST SYSTEMS, INC. ("DST") and DWS SCUDDER INVESTMENTS SERVICE COMPANY ("DWS-SISC") and all subsequent amendments to that agreement ("DST Agreement"). The DST Agreement provides for the fulfillment of DWS-SISC's transfer agency services outlined in this Agreement by DST and delegated pursuant to Section 21 C of this Agreement. Exhibit D of the DST Agreement provides for certain service level bonuses and liquidated damages based on the quality of services provided. The parties agree that all liquidated damage payments made by DST to DWS-SISC or its affiliates in respect of the Fund pursuant to Sections C or D of Exhibit D of the DST Agreement shall be passed through to the Fund, and that all bonus payments payable by DWS-SISC in respect of the Fund pursuant to Section E of Exhibit D of the DST Agreement shall be an obligation of, and borne by, the Fund. The standards for these payments will be negotiated as provided for in Section of Exhibit D of the DST Agreement. All payments made pursuant to this amendment shall be charged or credited to the funds based on the relative number of accounts subject to the Annual Per Account Fee under the Retail and IRA Account Fee Schedule, except omnibus accounts and Matrix Level III accounts. The Retail and IRA Account Fee Schedule does not cover wholesale money funds and is to be distinguished from the Retirement Account Fee Schedule. The number of accounts will be measured on the last day of the period with respect to which the charge or credit is to be assessed. DWS-SISC shall report to the Board of the Fund at least annually regarding any adjustments to anticipated call volumes, and shall report to the Fund as least semi-annually regarding any liquidated damage payments or bonus payments paid to or by the Fund, as the case may be.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer as of the day and year first set forth above.

                                         DWS CHICAGO BOARD FUNDS
                                         (Funds listed on Schedule A)

                                         By:   /s/Philip J. Collora
                                               --------------------

                                         Name:    Philip J. Collora
                                         Title:   Vice President

ATTEST:

/s/John Millette
----------------
Name: John Millette
Title: Secretary
                                         DWS SCUDDER INVESTMENTS SERVICE COMPANY

                                         By:   /s/Barbara Wizer
                                               ----------------

                                         Name: Barbara Wizer
                                         Title:   Vice President

ATTEST:

/s/Kristine Lyons
-----------------
Name: Kristine Lyons
Title: Vice President

                                   SCHEDULE A
                                       TO
                               SECOND AMENDMENT TO
                                AGENCY AGREEMENT
                                ----------------



                                                                                       Date of Agency
 Fund                                      Series                                        Agreement
 ----                                      ------                                        ---------

DWS Variable Series II       DWS Salomon Aggressive Growth VIP                         July 1, 2001

                             DWS Balanced VIP

                             DWS Blue Chip VIP

                             DWS Conservative Allocation VIP

                             DWS Core Fixed Income VIP

                             DWS Davis Venture Value VIP

                             DWS Dreman High Return Equity VIP

                             DWS Dreman Small Cap Value VIP

                             DWS Templeton Foreign Value VIP

                             DWS Global Thematic VIP

                             DWS Government & Agency Securities VIP

                             DWS Growth Allocation VIP

                             DWS High Income VIP

                             DWS International Select Equity VIP

                             DWS Janus Growth & Income VIP

                             DWS Janus Growth Opportunities VIP

                             DWS Mercury Large Cap Core VIP

                             DWS Large Cap Value VIP

                                        3


                                                                                       Date of Agency
 Fund                                      Series                                        Agreement
 ----                                      ------                                        ---------

                             DWS Mid Cap Growth VIP

                             DWS Moderate Allocation VIP

                             DWS Money Market VIP

                             DWS Oak Strategic Equity VIP

                             DWS Small Cap Growth VIP

                             DWS Strategic Income VIP

                             DWS Technology VIP

                             DWS Turner Mid Cap Growth VIP

                             DWS Income Allocation VIP

                             DWS MFS Strategic Value VIP

                             DWS Dreman Financial Services VIP


                                        4